Exhibit 10.30
FIFTH AMENDMENT TO THE
SCI 401(K) RETIREMENT SAVINGS PLAN
(AS AMENDED AND RESTATED JANUARY 14, 2004)
     WHEREAS, Service Corporation International (the “Company”) previously adopted and maintains the SCI 401(k) Retirement Savings Plan, as amended and restated effective January 14, 2004 (the “Plan”); and
     WHEREAS, the Company reserved the right to amend the Plan at any time; and
     WHEREAS, the Plan has been amended by the “First Amendment” dated October 22, 2004, the “Second Amendment” dated December 8, 2004, the “Third Amendment” dated February 25, 2005 and the “Fourth Amendment” dated December 20, 2006; and
     WHEREAS, the Company now desires to amend the Plan to change the schedule of matching contributions;
     NOW, THEREFORE, the Plan shall be and hereby is amended, effective as of January 1, 2008, as follows:
1. The schedule under which the Employer will make matching contributions equal to the percentage of Elective Deferrals based on a Participant’s Years of Service for Vesting purposes as found in item G.3(e). of the Plan’s Adoption Agreement shall be amended to read as follows:

Participant’s Total Vesting Service	Matching Percentage		Limit
0-5	75%	up to	6%
6-10	100%	up to	6%
11 or more	125%	up to	6%
2. Except as amended herein, the Plan is hereby specifically ratified and affirmed.
     IN WITNESS WHEREOF, the Company has executed this Fifth Amendment this 19th day of December, 2007.

SERVICE CORPORATION INTERNATIONAL

By:	/s/ Jane Denton Jones
Title:	Vice President, Human Resources
Printed Name: Jane D. Jones